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                                                                    EXHIBIT 23.5

                            CONSENT OF ROPES & GRAY

    We hereby consent to the use of our name under the caption "Legal Matters" in the Proxy Statement/ Prospectus of Access Health, Inc. and Notice and Consent Solicitation Statement of InterQual, Inc. being filed this date and which will be included in a Registration Statement on Form S-4 of Access Health, Inc. to be filed in connection therewith.

                                          /s/ ROPES & GRAY
                   -------------------------------------------------------------
                                          Ropes & Gray
                                          Boston, Massachusetts


Dated: June 9, 1998